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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Glade M. Knight and Stanley
J. Olander, Jr., each acting singly, his attorney-in-fact, to execute on his behalf, individually and in each capacity stated below, and to file, any documents referred to below relating to the Agreement and Plan of Merger, dated as of February 19, 2003, among Cornerstone Realty Income Trust, Inc., a Virginia corporation ("Cornerstone"), Cornerstone Merger Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Cornerstone, and Merry Land Properties, Inc., a Georgia corporation, such documents being: (i) a Registration Statement to be filed with the Securities and Exchange Commission; and (ii) any and all amendments to any of the foregoing, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto said attorneys and each of them full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing registrations as fully as he himself might do.

     IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of this 7th day of April, 2003.


                                               /s/ Kent W. Colton
                                               -------------------------------
                                               Kent W. Colton
                                               Director of Cornerstone